Exhibit 99.1
Onyx Pharmaceuticals Completes Acquisition of Proteolix, Inc.
Emeryville, CA — November 16, 2009 — Onyx Pharmaceuticals, Inc. (Nasdaq: ONXX) today announced that the company has completed its acquisition of Proteolix, Inc., a privately held biopharmaceutical company focused on discovering and developing novel therapies that target the proteasome for the treatment of hematological malignancies and solid tumors.
“With the close of this strategic transaction, Onyx reaches an important milestone in its evolution as a leading biopharmaceutical company. This acquisition positions the company for the next level of growth as a multi-product portfolio company with the opportunity to expand into the $16 billion hematological malignancies market,” said N. Anthony Coles, M.D., president and chief executive officer of Onyx. “The lead asset, carfilzomib, with its potential for an accelerated approval in 2011, may provide the next generation of therapy for patients with multiple myeloma who often relapse or become resistant to current treatment options.”
About Multiple Myeloma
Multiple myeloma (MM) is the second most common hematologic cancer and results from an abnormality of plasma cells, usually in the bone marrow. In the United States, more than 50,000 people are living with MM and approximately 20,000 new cases are diagnosed annuallyi. Worldwide, more than 180,000 people are living with MM and approximately 86,000 new cases are diagnosed annually.ii
About Onyx Pharmaceuticals, Inc.
Onyx Pharmaceuticals, Inc. is a biopharmaceutical company committed to improving the lives of people with cancer. The company, in collaboration with Bayer HealthCare Pharmaceuticals, Inc., is developing and marketing Nexavar® (sorafenib) tablets, a small molecule drug that is currently approved for the treatment of liver cancer and advanced kidney cancer. Additionally, Nexavar is being investigated in several ongoing trials in a variety of tumor types. Beyond Nexavar, Onyx has established a development pipeline of anticancer compounds at various stages of clinical testing, including carfilzomib, a next-generation proteasome inhibitor, that is currently being evaluated in multiple clinical trials for the treatment of patients with relapsed or relapsed/refractory multiple myeloma and solid tumors, and ONX 0801, a targeted alpha-folate inhibitor, currently in Phase 1 testing. For more information about Onyx, visit the company’s website at www.onyx-pharm.com.
Nexavar® (sorafenib) tablets is a registered trademark of Bayer HealthCare Pharmaceuticals.
Forward Looking Statements
This news release contains “forward-looking statements” of Onyx within the meaning of the federal securities laws. These forward-looking statements include without limitation, statements regarding the anticipated benefits of the acquisition of Proteolix and the timing, progress and results of the clinical development, safety, regulatory processes, commercialization efforts or commercial potential of carfilzomib.

These statements are subject to risks and uncertainties that could cause actual results and events to differ materially from those anticipated, including the risk that Proteolix’s operations will not be integrated successfully into Onyx’s, the risk that Onyx may not realize the anticipated benefits of the acquisition and risks related to the development and commercialization of pharmaceutical products. Any statements contained in this press release that are not statements of historical fact may be deemed to be forward-looking statements. Reference should be made to Onyx’s Annual Report on Form 10-K for the year ended December 31, 2008, filed with the Securities and Exchange Commission under the heading “Risk Factors” and Onyx’s Quarterly Reports on Form 10-Q for a more detailed description of such factors. Readers are cautioned not to place undue reliance on these forward-looking statements that speak only as of the date of this release. Onyx undertakes no obligation to update publicly any forward-looking statements to reflect new information, events, or circumstances after the date of this release except as required by law.
Contacts:

Investors	Media
Julie Wood	Lori Murray
Vice President, Investor Relations	Associate Director, Corporate Communications
510-597-6505	510-597-6394

[i]	National Cancer Institute, Surveillance Epidemiology and End Results, 2007 Facts and Figures

ii	International Agency for Research on Cancer , GLOBOCAN 2002 database